Exhibit 99.1

Pulse Electronics Corporation Reports Third Quarter Results

Fourth Consecutive Quarterly Increase in EBITDA; Revenue and Operating Profit within Guidance

SAN DIEGO--(BUSINESS WIRE)--November 5, 2013--Pulse Electronics Corporation (NYSE:PULS), a leading provider of electronic components, today reported results for its third quarter ended September 27, 2013.

Third Quarter Highlights

  Net sales were $94.8 million, up 7.5% from $88.2 million in the prior-year quarter, and up 7.5% from $88.3 million in the second quarter.
  Operating profit (U.S. GAAP) was $0.5 million compared with a loss of $5.8 million in the prior-year quarter and a profit of $1.6 million in the second quarter.
  Non-GAAP operating profit was $3.6 million, compared with a loss of $0.6 million in the prior-year quarter and a profit of $2.2 million in the second quarter. (See Schedule A for a reconciliation of U.S. GAAP results to non-GAAP measures.)
  Adjusted EBITDA increased for the fourth consecutive quarter to $5.5 million.
  Substantially completed the implementation of new ERP system.

CEO Comments

“Our operating performance for both revenue and non-GAAP operating profit were within guidance again this quarter,” said Pulse Chairman and Chief Executive Officer Ralph Faison. “We achieved solid growth in our wireless segment as demand from certain programs at our smartphone customers increased. We also made significant progress in the operating results of this segment. Meanwhile, we had sequential operating profit improvements in our network and power segments despite a muted demand environment. We continued to improve operational efficiencies and control expenses. This quarter we achieved a milestone $5 million in adjusted EBITDA, representing our fourth consecutive increase, and sixth increase in the last seven quarters, demonstrating the continuous progress the Pulse team is making toward our target operating model.

“I am very pleased that, as of the end of October, the majority of our sites are now live on our new ERP system. This implementation has been a core component of our strategic turnaround plan, and our fully-integrated, modern system promises to markedly improve Pulse’s customer service, operational effectiveness, and overall organizational efficiency,” continued Mr. Faison. “I would like to express my appreciation to the many Pulse employees around the world, and particularly those directly engaged on the project, for their tireless work over the many months of the implementation. This was an incredibly complex undertaking, and everyone involved should feel extremely proud of the successful transition they have achieved.”

Third Quarter Operating Performance

Net sales were $94.8 million compared with $88.2 million in the prior-year quarter, due to increased demand for wireless products for smartphone programs in which the company participates, offset by modest declines in the network and power segments. Sequentially, consolidated net sales increased 7.5 percent compared with second quarter net sales of $88.3 million mainly due to recovery of wireless product demand and strength in network from accelerated orders for products subject to the Halo injunction.

Cost of sales increased 2.7 percent to $73.2 million from $71.3 million in the prior-year quarter. The company’s gross profit margin was 22.8 percent compared with 19.2 percent in the prior-year quarter and 23.5 percent in the second quarter. The higher gross profit margin compared to the prior year reflects the favorable effects of higher wireless revenue and resulting efficiencies. It also reflects manufacturing plant consolidations and other cost reduction programs. The sequential decrease in gross margin was mainly due to a higher mix of wireless revenues and the implementation of the second portion of government-mandated wage increases at the company’s manufacturing facilities in China, as expected.

Operating expenses were $18.4 million, essentially flat from the third quarter of 2012, which included a $1.0 million favorable impact of an intellectual property licensing agreement. On a comparable basis excluding the IP item, operating expenses declined 3.5 percent. Operating expenses declined 3.1 percent compared to the second quarter due to ongoing expense controls and lower compensation expense. The company anticipates further expense reductions in future quarters resulting from its previously announced expense reduction initiative.

Operating profit (U.S. GAAP) was $0.5 million compared with a loss of $5.8 million in the prior-year quarter. Third quarter operating profit included $2.7 million for severance, impairment, and associated costs in connection with the expense reduction initiative, cost reductions related to operational process improvements, and impairment of assets from the early phase of a continuing development program. Non-GAAP operating profit was $3.6 million compared with a loss of $0.6 million in the prior-year quarter and a profit of $2.2 million in the second quarter.

The company had $25.6 million of cash and cash equivalents at September 27, 2013 compared with $31.5 million at December 28, 2012. The decrease in cash mainly reflects capital expenditures, refinancing transaction fees and expenses, and working capital needs. In the third quarter the company generated $5.8 million in cash flow from operations and increased its overall cash balance from the second quarter by $2.4 million.

Expense Reduction Initiative

As part of the $2.7 million of severance, impairment, and associated costs noted above, the company recorded $0.5 million in severance expense related to actions taken as part of its previously announced expense reduction initiative and expects to begin to realize savings from those actions in the fourth quarter. The initiative is on track to achieve the expected $6 million annualized savings by the end of the first quarter of 2014.

Convertible Bonds

The company believes it has a number of options regarding the retirement of its $22.3 million of outstanding senior convertible notes prior to maturity, including public and/or private exchange transactions. The company is actively pursuing these options with the goal of achieving the best possible outcome for all stakeholders; however, there can be no assurance that the company will be successful in these efforts.

Fourth Quarter 2013 Outlook

“As we look to the fourth quarter, the industry environment continues to appear muted for our network and power segments, uncertainty surrounding government military spending is ongoing given the temporary resolution to U.S. budget issues, and the velocities of the production ramps for the smartphone programs on which we participate are varying,” said Mr. Faison. “Accordingly, and consistent with typical seasonality in our markets, we expect overall demand to be slightly lower in the fourth quarter. However, with the favorable impact from ongoing cost and expense reductions, we expect non-GAAP operating profit to achieve levels similar to the third quarter despite the slightly lower revenue.”

The company expects fourth quarter 2013 net sales to range from $86 million to $92 million and non-GAAP operating profit to range from $2 million to $4 million.

Conference Call

Pulse management will conduct a conference call at 5 p.m. Eastern (2 p.m. Pacific) today. The conference call will be available via telephone and the Internet. The dial-in number is 1-800-860-2442 (international 1-412-858-4600). A link to the earnings press release, the Internet web cast and a slide presentation that will accompany management’s prepared remarks will be available on the “Investor Information” section of the company’s web site www.pulseelectronics.com for two weeks.

About Pulse Electronics Corporation

Pulse Electronics is the electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production. The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, and MoCA. Visit the Pulse Electronics website at www.pulseelectronics.com.

Safe Harbor

This press release contains statements, including projections of future business objectives and financial results, that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the company's current information and expectations. There can be no assurance these forward-looking statements, including, without limitation, the company’s results for the fourth quarter, will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the company's SEC reports including, but not limited to, those discussed in its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. All such risk factors are incorporated herein by reference as though set forth in full. The company undertakes no obligation to update any forward looking statement.

Non-GAAP Rationale

Non-GAAP operating profit or loss (operating profit or loss according to accounting principles generally accepted in the United States excluding pre-tax severance, impairment and other associated costs; pre-tax non-cash stock-based compensation expenses; and other pre-tax adjustments as described in the applicable period), non-GAAP diluted earnings (loss) per share (net earnings (loss) per share from continuing operations according to principles generally accepted in the United States excluding after-tax severance, impairment and other associated costs; after-tax non-cash stock-based compensation expenses; and other after-tax adjustments as described in the applicable period) and adjusted EBITDA (net earnings attributable to Pulse Electronics Corporation plus net earnings from non-controlling interest, excluding income taxes; depreciation and amortization; interest expense/income; non-cash stock-based compensation expenses; other expense/income; severance, impairment and other associated costs; and other adjustments as described in the applicable period), are not measures of performance under accounting principles generally accepted in the United States. Non-GAAP operating profit or loss, non-GAAP diluted earnings (loss) per share, and adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, operating profit, cash flow from operations, and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of the company’s profitability or liquidity. Non-GAAP operating profit (loss) and non-GAAP diluted earnings (loss) per share are often used by the company’s shareholders and analysts as additional measures of its operating performance. Adjusted EBITDA is often used by the company’s shareholders and analysts as an indicator of a company’s ability to service debt and fund capital expenditures. The company believes these non-GAAP measures enhance a reader’s understanding of the company’s financial condition, results of operations, and cash flow because they are unaffected by capital structure and, therefore, enable investors to compare its operating performance to that of other companies. The company understands that its presentation of non-GAAP operating profit (loss), non-GAAP diluted earnings (loss) per share, and adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation.

Based on discussions with investors and analysts, the company believes that a reader’s understanding of the company’s operating performance is enhanced by references to these non-GAAP measures. Removing charges for severance, impairment and other associated costs; non-cash stock-based compensation expenses; and other adjustments may facilitate comparisons of operating performance among financial periods and peer companies. These charges may result from facility closures, the exit of a product line, production relocations and capacity reductions, and / or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment. Removing non-cash stock-based compensation expenses facilitates comparisons of the company’s operating performance with that of other companies with differing compensation structures and with the company’s performance in periods during which its own compensation structure may have been different. Impairment charges, debt restructuring and related costs, and legal reserve charges are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded.

Copyright © 2013 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share data)
	Three Months Ended		Nine Months Ended
	9/27/13	9/28/12	9/27/13	9/28/12

Net sales	$94,840	$88,233	$267,904	$282,751
Cost of sales	73,194	71,281	205,327	228,198
Gross profit	21,646	16,952	62,577	54,553
Operating expenses	18,417	18,049	56,599	55,784
Severance, impairment and other associated costs	2,670	3,851	2,782	5,901
Debt restructuring and related costs	--	814	--	814
Legal reserve	36	--	111	50
Operating profit (loss)	523	(5,762)	3,085	(7,996)

Interest expense, net	(6,231)	(3,754)	(18,119)	(10,099)
Other income (expense), net	57	948	(2,883)	877
Loss before income taxes	(5,651)	(8,568)	(17,917)	(17,218)
Income tax expense	(1,937)	(356)	(2,021)	(2,504)
Net loss	(7,588)	(8,924)	(19,938)	(19,722)
Less: Net earnings (loss) attributable to non-controlling interest	44	35	39	(259)
Net loss attributable to Pulse Electronics Corporation	(7,632)	(8,959)	(19,977)	(19,463)

Basic shares outstanding	8,007	4,243	8,016	4,183
Basic loss per share	(0.95)	(2.11)	(2.49)	(4.65)

Diluted shares outstanding	8,007	4,243	8,016	4,183
Diluted loss per share	(0.95)	(2.11)	(2.49)	(4.65)

BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)
	Three Months Ended		Nine Months Ended
	9/27/2013	9/28/2012	9/27/2013	9/28/2012
Net Sales
Network	$39,472	$39,902	$113,757	$120,355
Power	28,116	28,932	85,255	92,743
Wireless	27,252	19,399	68,892	69,653
Total net sales	94,840	88,233	267,904	282,751

Operating profit (loss)
Network	1,726	2,487	3,980	2,431
Power	2,170	678	5,249	5,056
Wireless	(667)	(4,262)	(3,251)	(8,718)
Operating profit (loss) excluding severance, impairment and other associated costs, and legal reserve costs	3,229	(1,097)	5,978	(1,231)
Severance, impairment and other associated costs	2,670	3,851	2,782	5,901
Debt restructuring and related costs	--	814	--	814
Legal reserve	36	--	111	50
Operating profit (loss)	$523	$(5,762)	$3,085	$(7,996)

FINANCIAL POSITION (UNAUDITED)
(in thousands)	9/27/2013	12/28/2012

Cash and cash equivalents	$25,580	$31,475
Accounts receivable, net	67,462	62,957
Inventory, net	32,860	31,434
Prepaid expenses and other current assets	19,861	21,500
Net property, plant and equipment	28,900	29,406
Other assets	13,557	11,826
Total assets	188,220	188,598

Accounts payable	$71,662	$65,883
Accrued expenses and other current liabilities	37,216	44,197
Warrant liability	-	12,175
Long-term debt	107,820	96,753
Other long-term liabilities	18,448	19,134
Total liabilities	235,146	238,142
Total deficit	(46,926)	(49,544)

Total liabilities and deficit	$188,220	$188,598

Shares outstanding	7,959	7,947

Schedule A
NON-GAAP MEASURES (UNAUDITED) (in thousands, except per-share amounts)

1. Operating profit (loss) excluding severance, impairment and other associated costs, legal reserve costs, non-cash stock-based compensation expenses and other adjustments

	Quarter Ended		Nine Months Ended
	9/27/13	9/28/12	9/27/13	9/28/12

Operating profit (loss)	$523	$(5,762)	$3,085	$(7,996)
Pre-tax severance, impairment and other associated costs	2,670	3,851	2,782	5,901
Pre-tax non-cash stock-based compensation expenses	420	483	1,422	1,323
Pre-tax debt restructuring and related costs	--	814	--	814
Pre-tax legal reserve	36	--	111	50
Operating profit (loss) excluding severance, impairment and other associated costs, legal reserve costs, non-cash stock-based compensation expenses, debt restructuring and related costs and other adjustments	3,649	(614)	7,400	92

2. Net loss per diluted share excluding severance, impairment and other associated costs, legal reserve costs, and non-cash stock-based compensation expenses and other adjustments

	Quarter Ended		Nine Months Ended
	9/27/13	9/28/12	9/27/13	9/28/12

Net loss per diluted share	$(0.95)	$(2.11)	$(2.49)	$(4.65)
After-tax severance, impairment and other associated costs, per share	0.24	0.84	0.25	1.06
After-tax non-cash stock-based compensation expenses, per share	0.03	0.07	0.11	0.21
After-tax debt restructuring and related costs, per share	--	0.12	--	0.13
After-tax legal reserve, per share	0.00	--	0.01	0.01
Net loss per diluted share excluding severance, impairment and other associated costs, legal reserve costs, non-cash stock-based compensation expenses and other adjustments	(0.68)	(1.08)	(2.12)	(3.24)

3. Adjusted EBITDA	Quarter Ended
	9/27/13	9/28/12

Net loss attributable to Pulse Electronics Corporation	$(7,632)	$(8,959)
Non-controlling interest	44	35
Income tax expense	1,937	356
Interest expense, net	6,231	3,754
Non-cash stock-based compensation expenses	420	483
Depreciation and amortization	1,823	2,040
Other income, net	(57)	(948)
Severance, impairment and other associated costs	2,670	3,851
Debt restructuring and related costs	--	814
Legal reserve	36	--
Adjusted EBITDA	5,472	1,426

CONTACT:
Pulse Electronics Corporation
Jim Butler
Sr. Director of Finance
858-674-8183
jbutler@pulseelectronics.com